Registration No. 333-175927

As filed with the Securities and Exchange Commission on March 27, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

 POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Harvard Illinois Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	27-2238553
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

58 North Ayer Street

Harvard, Illinois 60033

(Address of Principal Executive Offices)

Harvard Illinois Bancorp, Inc. 2011 Equity Incentive Plan

(Full Title of the Plan)

Copies to:

Mr. Donn L. Claussen	Kip A. Weissman, Esquire
President and Chief Executive Officer	Luse Gorman Pomerenk & Schick, P.C.
Harvard Illinois Bancorp, Inc.	5335 Wisconsin Ave., N.W., Suite 780
58 North Ayer Street	Washington, DC 20015-2035
Harvard, Illinois 60033	(202) 274-2000
(815) 943-5261
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

 DEREGISTRATION OF SECURITIES

 ________________________________

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 declared effective on August 1, 2011 (the “Registration Statement”), File No. 333-175927, which originally registered 109,856 shares of common stock of Harvard Illinois Bancorp, Inc. for issuance pursuant to the Harvard Illinois Bancorp, Inc. 2011 Equity Incentive Plan (the “Plan”). This Post-Effective Amendment is filed to deregister all shares of common stock that remain unissued as of the date hereof (after giving effect to any and all splits, combinations, dividends, recapitalizations and other events that changed the number of shares registered in connection with the Plans).

Pursuant to Securities Act Rule 464, this post-effective amendment is effective upon its filing with the Securities and Exchange Commission.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvard, State of Illinois, on this 27th day of March, 2014.

HARVARD ILLINOIS BANCORP, INC.

By:	/s/ Donn L. Claussen
Donn L. Claussen
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Donn L. Claussen	President, Chief Executive Officer	March 27, 2014
Donn L. Claussen	and Director
(Principal Executive Officer)

/s/ David Dobson	Chief Financial Officer	March 27, 2014
David Dobson	(Principal Financial and
Accounting Officer)

/s/ Duffield J. Seyller, III	Chairman of the Board	March 27, 2014
Duffield J. Seyller, III

*	Director	March 27, 2014
Michael P. Feeney

*	Director	March 27, 2014
John W. Rebhorn

*	Director	March 27, 2014
Wiliam D. Schack

*	Director	March 27, 2014
Steven D. Garrels

*	Director	March 27, 2014
Richard L. Walker

*By:	/s/ Duffield J. Seyller, III Duffield J. Seyller, III Attorney-in-fact